Exhibit 10.32(a)
SIDE LETTER AGREEMENT
to the
AIRBUS S.A.S. MEMORANDUM OF UNDERSTANDING
FOR THE SALE OF A320 FAMILY AIRCRAFT
Dated as of June 17, 2011
As of September 30, 2011
JetBlue Airways Corporation
118-29 Queens Boulevard
Forest Hills, New York 11375
Re: EXPIRY DATE
Ladies and Gentlemen,
JETBLUE AIRWAYS CORPORATION. (“JETBLUE”) and AIRBUS S.A.S. (“AIRBUS”) have entered into a Memorandum of Understanding dated as of June 17, 2011, as amended (the “MOU”), which covers, among other things, the sale by AIRBUS and the purchase by JETBLUE of certain Aircraft, under the terms and conditions set forth in said MOU. JETBLUE and AIRBUS have agreed to set forth in this Side Letter Agreement (this “Side Letter”) an extension to the MOU expiration date.
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
Capitalized terms used herein and not otherwise defined in this Side Letter will have the meanings assigned thereto in the MOU. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Side Letter.
The parties agree that this Side Letter will constitute an integral, nonseverable part of said MOU, that the provisions of said MOU are hereby incorporated by reference, and that this Side Letter will be governed by the provisions of said MOU, except that if the MOU, and this Side Letter have specific provisions that are inconsistent, the specific provisions contained in this Side Letter will govern.
1-	MOU EXPIRATION DATE

Paragraph 9.2 (ii) of the MOU is deleted and replaced with the following Paragraph 9.2 (ii) between QUOTE and UNQUOTE:

QUOTE
(ii) After execution of this MOU, the parties will also work in good faith to execute the Purchase Agreement by October 14, 2011. Notwithstanding the foregoing, the Parties acknowledge that failure to agree upon certain customary and material provisions in the Purchase Agreement after good faith negotiations, including but not limited to (i) liquidated damages (ii) performance
110930_CT1002197_ JBU A320 Family MOU — MOU Extension Side Letter Agreement
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guarantees, and (iii) warranties, shall give either Party the right to terminate by October 17, 2011, this MOU without penalty or further obligation to the other Party, provided that [***].

UNQUOTE

2-	ASSIGNMENT

Notwithstanding any other provision of this Side Letter or of the MOU, this Side Letter and the rights and obligations of JETBLUE hereunder will not be assigned or transferred in any manner without the prior written consent of AIRBUS, and any attempted assignment or transfer in contravention of the provisions of this Paragraph 2 will be void and of no force or effect.

3-	COUNTERPARTS

This Side Letter may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
110930_CT1002197_ JBU A320 Family MOU — MOU Extension Side Letter Agreement
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If the foregoing correctly sets forth your understanding, please sign two (2) original counterparts hereof in the space provided below and return one (1) original counterpart to the other party.

Yours sincerely, AIRBUS S.A.S.
By:	/s/ Patrick de Castelbajac
	Name:	Patrick de Castelbajac
	Title:	Vice President Contracts

Agreed and Accepted: JETBLUE AIRWAYS CORPORATION
By:	/s/ Mark D. Powers
	Name:	Mark D. Powers
	Title:	SVP Treasurer

110930_CT1002197_ JBU A320 Family MOU — MOU Extension Side Letter Agreement